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                                   As filed pursuant to Rule 424(b)(5) under the
                                                          Securities Act of 1933
                                                     Registration No. 333-103821

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED AUGUST 22, 2003

(TO PROSPECTUS DATED JUNE 24, 2003)

                                  $602,294,100
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                    CHL MORTGAGE PASS-THROUGH TRUST 2003-42
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-42
                            ------------------------

     This Supplement revises the Prospectus Supplement dated August 22, 2003 to the Prospectus dated June 24, 2003 with respect to the above captioned series of certificates.

     Notwithstanding the first sentence of the sixth paragraph under "Description of the Certificates -- Interest" on page S-50 of the Prospectus Supplement, the pass-through rate for the Class 2-X-2 Certificates for the interest accrual period related to each Distribution Date to and including the Distribution Date in August 2008 will be a per annum rate equal to the excess, if any, of (1) the Weighted Average Net Mortgage Rate of the Mortgage Loans in loan group 2 over (2) the sum of the respective pass-through rates of the Class 2-A-4 and Class 2-X-1 Certificates for that Distribution Date.

                          (RBS GREENWICH CAPITAL LOGO)

                The date of this Supplement is August 28, 2003.